Exhibit 10.2

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(46 Galli Drive – Novato, CA)

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is effective as of January 24, 2006 (the “Effective Date”) is entered into by and between WIRRULLA NOVATO LLC, a Washington limited liability company (“Seller”), and BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (“Buyer”).

ARTICLE I

PURCHASE AND SALE OF PROPERTY

Section 1.1 Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller (the “Transaction”), subject to the terms and conditions set forth herein, the following:

(a) that certain land located in the City of Novato, County of Marin, State of California located at 46 Galli Drive (APN No. 157-452-14) and being more particularly described in Exhibit “A” attached hereto (the “Real Property”);

(b) all of Seller’s right, title and interest in and to all rights, privileges and easements appurtenant to the Real Property (collectively, the “Appurtenances”);

(c) all of Seller’s right, title and interest in and to all improvements, structures, systems, utilities and equipment, if any, utilized by Seller in the ownership and/or operation of the Real Property and located on the Real Property (collectively, the “Improvements”);

(d) the personal property owned by Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Property, as described on Schedule 1 attached hereto (the “Personal Property”); and

(e) all of Seller’s right, title and interest in and to that certain lease between Buyer, as tenant, and Seller, as landlord, dated June 25, 1998, as amended by that certain First Amendment to Lease dated April 14, 2000 (the “Lease”).

(f) any intangible personal property now or hereafter owned by Seller and related to the Real Property or Personal Property if any, including, without limitation, any utility contracts, plans, reports, studies, service or maintenance contracts or other agreements or rights relating to the ownership, use and operation of the Property (as defined below), entitlement and development rights to the extent the foregoing are assignable by Seller (collectively, the “Intangible Property”).

All of the items referred to in subparagraphs (a), (b), (c), (d), (e) and (f) above are collectively referred to as the “Property.”

Section 1.2 Purchase Price.

(a) The purchase price of the Property is Seventeen Million Dollars ($17,000,000.00) (the “Purchase Price”).

(b) The Purchase Price shall be paid as follows:

(i) Seller has opened escrow (the “Escrow”) with California Land Title located at 7250 Redwood Boulevard, Suite 208, Novato, California 94945, Attention: Patty Bennett, Telephone No. (415) 892-5800 (the “Escrow Holder” or the “Title Company”). No later than two (2) business days following the Effective Date, Buyer shall deposit One Hundred Thousand Dollars ($100,000.00) (the “Initial Deposit”) into the Escrow by wire transfer of immediately available funds. The Initial Deposit shall be held in an interest bearing account and all interest thereon shall be deemed a part of the Deposit.

(ii) In the event that Buyer delivers the Approval Notice (as defined herein) to Seller in accordance with Section 2.2 below, then within two (2) business days following the delivery of the Approval Notice to Seller, Buyer shall deposit into Escrow by wire transfer of immediately available funds an additional One Hundred Thousand Dollars ($100,000.00) (the “Additional Deposit”). The Initial Deposit and the Additional Deposit shall hereinafter be referred to, collectively, as the “Deposit.” Upon the delivery of the Approval Notice to Seller, the Deposit shall be non-refundable to Buyer in accordance with Section 10.2; provided however, that the Deposit shall be refunded to Buyer if (a) this Agreement is terminated pursuant to Article VI, (b) Buyer terminates this Agreement for a Seller default in accordance with Section 10.3 or (c) this Agreement is terminated following the failure of a condition precedent to the Closing other than because of a default by Buyer. In the event the Transaction is consummated, the Deposit shall be credited against the Purchase Price at Closing.

(iii) The balance of the Purchase Price, subject to any adjustments by reason of any applicable prorations and the allocation of the closing costs described in Section 9.5, shall be delivered by Buyer into the Escrow in immediately available funds not less than one (1) business day prior to the Closing Date (as defined below) and paid by the Escrow Holder to Seller in immediately available funds via wire transfer at the consummation of the Transaction, as evidenced by the recordation of the Deed (as defined below) in the Official Records of Marin County on the date on which Title Company is prepared to insure title (the “Closing”).

Section 1.3 Existing Lease. Buyer and Seller shall continue to perform their respective obligations under the Lease until Closing. In the event of a termination of this Agreement, the Lease shall continue in full force and effect.

ARTICLE II

TITLE AND SURVEY MATTERS

Section 2.1 Conditions Precedent. Buyer’s obligation to purchase the Property is conditioned upon the following:

(a) Buyer’s review and approval of a commitment for title insurance, together with copies of the underlying documents (the “Title Report”), and a current “as built” survey in sufficient detail to support the issuance of the Title Policy (as defined below) (the “Survey”), which Survey shall include a field note description properly certified to Buyer and Escrow Holder. Buyer shall be responsible for ordering the Survey.

(i) Buyer shall have twenty (20) days from the Effective Date (the “Title Review Period”) within which to notify Seller of any exceptions to title as shown in the Title Report or Survey which Buyer disapproves. If any title matter first contained in or first referred to on any supplemental reports or updates to the Title Report is received after the expiration of the Title Review Period, Buyer shall have the right to approve of any such matter by sending written notice to Seller within three (3) business days after receipt thereof. Any exceptions which are not timely approved by Buyer pursuant to this section shall be referred to collectively as the “Title Objections.” If Buyer fails to timely notify Seller of its approval of any matters shown in the Title Report or Survey or any updates or supplements thereto, Buyer shall conclusively be deemed to have disapproved such matters. Any such matter timely approved in writing by Buyer shall constitute a “Permitted Exception” hereunder. If Buyer does not timely notify Seller of any Permitted Exceptions then, at Seller’s sole discretion, Seller may elect (but shall not be obligated) to remove or cause to be removed any of the Title Objections at Seller’s expense, or to cause any Title Objections to be insured against by the Title Company (which removal will be deemed effected by the issuance of title insurance insuring against the effect of the Title Objections in a manner reasonably acceptable to Buyer) and the Transaction shall proceed to Closing in accordance with the terms of this Agreement. Seller shall notify Buyer in writing (“Seller’s Title Notice”) within three (3) business days after receipt of Buyer’s notice of Title Objections (“Seller’s Cure Notice Period”) whether Seller elects to remove such Title Objections or to cause the Title Company to insure against the same. Seller’s failure to deliver Seller’s Title Notice to Buyer, or failure to address any Title Objection in any such notice, shall be deemed to be Seller’s refusal to cure such Title Objection.

(ii) Notwithstanding the foregoing, Seller agrees to remove by Closing as exceptions to title to the Property (i) all delinquent taxes and assessments and interest and penalties thereon, if any, (ii) all delinquent installments and accrued interest due on any bonds affecting the Property, (iii) all other monetary liens and encumbrances affecting the Property caused by Seller, such as mortgages, deeds of trust and mechanics’ liens, and (iv) any other encumbrances affecting the Property that are created by Seller after the Effective Date and have not been approved in writing by Buyer (the “Liquidated Defects”). The Liquidated Defects shall not include any (x) liens arising from the direct actions of Buyer or work ordered by Buyer and (y) any unpaid taxes, utility charges or any other expenses or assessments that are to be paid directly by Buyer to a person other than Seller under the Lease. If, prior to Closing, Seller fails to cure, remove or, in a manner acceptable to Buyer, insure over such Liquidated Defects, then Buyer may terminate this Agreement by notice to Seller, in which event the provisions of Section 10.3 shall apply, or take title subject to the Liquidated Defects and deduct from the Purchase Price the reasonable amount necessary to pay off the Liquidated Defects in full, including related interest and penalties.

(iii) If Seller refuses to cause one or more Title Objections to be cured as provided above, prior to or at the Closing other than those it is required to remove pursuant to subsection (a)(ii) above, Buyer may elect by notice to Seller within three (3) business days after Buyer’s receipt of Seller’s Title Notice to terminate this Agreement, in which event the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those provisions which expressly survive the termination of this Agreement. Buyer’s failure to send such notice of termination to Seller on or before such date shall constitute Buyer’s election not to waive any Title Objections which Seller is unwilling to cure, in which event this Agreement shall terminate and the provisions of Section 10.3 shall apply.

(b) Buyer’s inspection and approval of the physical condition of the Property pursuant to Article III hereof.

(c) Buyer’s review and approval of service contracts, and other contracts or agreements of significance to the Property, including those contracts listed on Schedule 2 attached hereto (hereinafter collectively referred to as “Contracts”).

(d) Buyer’s board of directors (the “Board”) approval of the Transaction by the requisite vote of the Board.

(e) Buyer’s ability to obtain financing for the Transaction on terms and conditions satisfactory to Buyer in its sole discretion.

(f) Buyer’s review and approval of all books, records, correspondence, financial data, and all other documents and matters, public or private, maintained by Seller or its agents, and relating to receipts and expenditures pertaining to the Property for the three most recent full calendar years and the current calendar year and all of the other documents, information, records, reports and other items described that are in its possession or under its control and are not reasonably determined by Seller to be confidential or proprietary in nature, including all of the items described on Schedule 3 attached hereto (the “Due Diligence Documentation”). Seller agrees to deliver to Buyer (via overnight delivery) within five (5) business days after the Effective Date, copies of any soil tests, surveys, reports and engineering studies and any other documents related to the environmental condition of the Property or which might assist Buyer’s in its feasibility study which are in Seller’s or Seller’s agent’s possession including, but not limited to those items listed on Schedule 3.

Section 2.2 Contingency Period.

(a) Buyer shall have until 5:00 p.m. PST on the date that is thirty (30) days after the Effective Date in which to review and approve or disapprove (in Buyer’s sole discretion) the matters described in Section 2.1(b)-(f) above (such period being referred to herein as the “Contingency Period”). Buyer shall send a copy of its notice to proceed to Closing (the “Approval Notice”), if any, to Seller and the Escrow Holder and, upon delivery of such Approval Notice, the conditions described in Sections 2.1(b)-(f) shall be deemed either satisfied or waived by Buyer. If Buyer does not send an Approval Notice prior to the expiration of the Contingency Period, this Agreement shall terminate, Buyer shall be entitled to the return of the Deposit, the Escrow Holder shall return to the parties, respectively, the documents they have deposited into Escrow and the parties shall have no further liability to one another arising from this Agreement except for those provisions which expressly survive termination of this Agreement.

(b) If this Agreement is terminated pursuant to Section 2.2(a), Seller shall pay one-half of all Escrow charges to the Escrow Holder and Buyer shall pay all title charges and one-half of all Escrow charges to the Escrow Holder by deduction from the Deposit.

ARTICLE III

BUYER’S EXAMINATION

Section 3.1 Buyer’s Independent Investigation.

(a) Buyer acknowledges and agrees that (i) as the tenant under the Lease, Buyer has been in sole possession of the Real Property since the commencement of the term thereunder and (ii) Buyer has been given or will be given before the end of the Contingency Period, a full opportunity to inspect and investigate, at Buyer’s sole cost and expense, each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:

(i) all matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

(ii) any easements and/or access rights affecting the Property; and

(iii) the Contracts.

(b) Buyer shall give Seller reasonable advance notice prior to any entry to perform any on-site testing at the Property, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. In the event that Buyer proposes to perform any destructive or invasive testing, Seller shall approve or disapprove, in its reasonable discretion, the proposed destructive or invasive testing within three (3) business days after receipt of such notice. Seller’s failure to provide such notice shall be deemed Seller’s refusal to permit such testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, at Seller’s request, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Buyer shall maintain, and shall require its contractors to maintain, commercial general liability insurance in an amount of at least $1,000,000 per occurrence, and Buyer shall provide Seller with evidence of such insurance coverage upon request by Seller. Buyer shall comply with all applicable federal, state and local laws, statutes, regulations, ordinances or policies in conducting any inspection of the Property. Buyer shall provide Seller with copies of any reports or studies prepared by a third-party which are obtained or commissioned by Buyer in connection with Buyer’s investigation of the Property, at Seller’s request and at no charge to Seller.

(c) Buyer hereby agrees that its delivery of the Approval Notice to Seller shall constitute an acknowledgement that Buyer has (i) had and/or will have, pursuant to this Agreement, an adequate opportunity to conduct whatever studies, tests and investigations relating to the Property as Buyer deems necessary, desirable or appropriate including, without limitation, economic reviews and analyses, soil tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-governmental entity having or asserting jurisdiction over the Property; (ii) reviewed and read (or elected not to do so) and has understood all material instruments and documents affecting the Property and/or its value which Buyer deems relevant, including, without limitation, all documents referred to in the Title Report, the Contracts, the Due Diligence Documentation, operating statements, demographic studies and market analyses; and (iii) made or will make or its consultants have made or will make, pursuant to this Agreement, all such independent studies, analyses and investigations, as Buyer has deemed necessary, including without limitation, those relating to environmental matters.

(d) BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.1 BELOW, (1) SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND (2) BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY.

Except as set forth in Section 5.1, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, soil condition, Hazardous Materials, compliance with the Americans With Disabilities Act of 1990 or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer acknowledges that it (i) has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property and (ii) is not relying upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller’s behalf (other than as provided in Section 5.1) concerning the Property or its value. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to the Transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors.

(e) Except as otherwise stated in Section 5.2, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns (collectively, the “Seller Indemnitees”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property; provided however, the foregoing shall not limit Seller’s obligations under the Lease. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

Section 3.2 Indemnification. Buyer hereby agrees to hold harmless, protect, defend and indemnify Seller and its officers, members, employees, contractors, agents, advisors and affiliates and its and their respective successors and assigns and the Property from and against actions, suits, sums paid in settlement of any of the foregoing, judgments, losses, damages, injuries, liabilities, penalties, enforcement actions, fines, taxes, liens, encumbrances, costs or expenses (including, without limitation, reasonable attorneys’ fees) whether direct or indirect, known or unknown (collectively, “Claims”) arising out of (a) any injuries to persons (including death) or damage to the Property or (b) any mechanics’, workers’ or other liens on the Property, in either case by reason of the inspection, physical testing or activities conducted on the Property by Buyer or Buyer’s agents, under the terms of this Agreement, except as, and to the extent that, such Claims shall arise by reason of Seller’s or Seller’s agents’ negligence. This Section 3.2 shall survive the Closing and the termination of the Agreement.

ARTICLE IV

TITLE

Section 4.1 Conditions of Title.

(a) At the Closing, Seller shall convey title to the Real Property to Buyer by good and sufficient grant deed in the form of Exhibit “B” attached hereto (the “Deed”).

(b) At the Closing, Seller shall transfer title to the Personal Property, if any, by a bill of sale in the form attached hereto as Exhibit “C” (the “Bill of Sale”).

(c) At the Closing, Seller shall transfer title to the Contracts and Intangible Property, if any, by an assignment and assumption of Contracts, Warranties and Guaranties and other intangible property in the form attached hereto as Exhibit “D” (the “Assignment and Assumption Agreement”).

Section 4.2 Evidence of Title.

(a) Delivery of title shall be evidenced by the Title Company being committed to issue, at Closing, an Owner’s American Land Title Association Policy of Title Insurance, Form B-1970 in the amount of the Purchase Price showing title to the Real Property and the Appurtenances vested in Buyer, subject to no exceptions other than the following (the “Title Policy”):

(i) Non-delinquent liens for real estate taxes and assessments; and;

(ii) The Permitted Exceptions and any additional exceptions to title which would be disclosed by an inspection and/or survey of the Property.

(b) Buyer may, at its option and expense, obtain such endorsements to the Title Policy as Buyer may desire; provided, that issuance of such endorsements shall not be a condition precedent to Buyer’s obligations hereunder.

ARTICLE V

SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

(a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Washington and is qualified to do business in the State of California. This Agreement (i) is and at the time of Closing will be duly authorized, executed and delivered by Seller, (ii) constitutes and at the time of Closing will constitute the legal, valid and binding obligations of Seller, and (iii) does not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. All documents, agreements and instruments executed by Seller which are to be delivered to Buyer at Closing (i) are or at the time of Closing will be duly authorized, executed and delivered by Seller, (ii) are or at the time of Closing will be legal, valid and binding obligations of Seller, and (iii) do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

(b) Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code.

(c) To the best of Seller’s knowledge, the list of Contracts in Schedule 2 attached hereto is a complete list of all of the material Contracts affecting the Property as of the date hereof. None of the Contracts have been amended, modified or supplemented except as set forth on Schedule 2. Seller is not in material default under any of the Contracts nor has any event occurred which would constitute a default under any such Contract. Buyer shall not be bound by and shall have no liability for any obligations relating to the contracts or agreements related to the Property which are not listed on Schedule 2. There are no leases or other tenancies or rights of occupancy with respect to the Property other than pursuant to the Lease.

(d) To the best of Seller’s knowledge, except as disclosed on Schedule 4 attached hereto, Seller has not received written notice from any applicable governmental authority that the Property is in violation of any laws, ordinances, code, license, permit or regulation of any applicable governmental authority having jurisdiction thereover or control thereof.

(e) Seller has not received written notice from any applicable governmental authority of any pending or threatened special assessments or condemnation actions with respect to the Property.

(f) To the best of Seller’s knowledge, except as disclosed on Schedule 5 attached hereto, Seller has not received written notice that the Property is in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material (“Environmental Laws”), and Seller has no knowledge that any such violations of Environmental Laws exist with respect to the Property. For the purposes hereof, “Hazardous Material” shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and “source,” “special nuclear” and “by-product” material as defined in the Atomic Energy Act of 1985, 42 U.S.C. §§ 3011 et seq.

(g) Seller has not been the subject of any filing of a petition under the federal bankruptcy law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(h) Seller has not received written notice of any pending (or to the best of Seller’s knowledge, written notice of any threatened) lawsuits or claims, affecting all or any portion of Seller’s interest in the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, except as previously disclosed in writing to Buyer or as disclosed on Schedule 6 attached hereto.

(i) To the best of Seller’s knowledge, Seller has not received from its insurance carrier or brokers, any letter of non-insurance citing a non-insurable condition at the Property which has not been remedied.

(j) To the best of Seller’s knowledge, Seller has delivered to Buyer, or will deliver to Buyer within five (5) days of the Effective Date, true and complete copies of all Due Diligence Documentation in Seller’s possession or control.

(k) Seller has not transferred any of its right, title or interest in and to any of the Property to any of its affiliates.

(l) Seller does not maintain any insurance with respect to the Property other than those policies required under the Lease.

Section 5.2 Survival. All representations and warranties of Seller contained in this Agreement and the provisions of this Section 5.2 shall survive the Closing.

Section 5.3 Contracts. Buyer shall assume Seller’s interest the Contracts listed on Schedule 2. Without Buyer’s prior written consent, which consent shall not be unreasonably withheld, between the Effective Date and the Closing Date, Seller shall not amend any of the

Contracts being assumed by Buyer in any material way or become a party to any new Contract unless any such contract is terminable without penalty on or before the Closing Date.

Section 5.4 Operation and Maintenance. Between the Effective Date and the Closing Date, Seller shall operate the Property as required by the Lease in all material respects in the same manner in which Seller operated the Property prior to the Effective Date (such operation obligations shall not include capital expenditures or expenditures not incurred in the ordinary course of business).

Section 5.5 Insurance. [Reserved].

Section 5.6 No Assignment. After the Effective Date and prior to Closing, Seller shall not assign, alienate, lien, encumber or otherwise transfer all or any part of the Property or any interest therein. Without limitation of the foregoing, Seller shall not grant any easement, right of way, restriction, covenant or other comparable right affecting the Real Property or the Improvements without obtaining Buyer’s prior written consent, which consent shall not be unreasonably withheld.

Section 5.7 Change in Conditions. Seller shall, to the extent Seller obtains knowledge thereof, promptly notify Buyer in writing of the occurrence of any event or circumstance, that makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or any covenant of Seller under this Agreement incapable of being performed, or any Buyer’s condition precedent incapable of being satisfied. Seller shall promptly (and in any event within five (5) business days) deliver any materials, reports, information or other documents that it obtains or discovers after the Effective Date that would constitute Due Diligence Documentation to the extent Seller did not, for any reason, deliver such items as part of the Due Diligence Documentation.

Section 5.8 Hazardous Materials Waiver.

(a) Except with regard to any liability on the part of Seller for a breach of Seller’s representations and warranties set forth in Section 5.1 of this Agreement and in recognition that Buyer has been in sole possession of the Real Property since the commencement of the Lease, Buyer hereby:

(i) agrees that it is the express intent of the parties that upon Closing, Seller shall have no obligation to Buyer for any Hazardous Material within or emanating from the Property, including, but not limited to, any remediation thereof; and

(ii) releases Seller from all Claims arising out of or in connection with the existence, assessment or remediation of any Hazardous Material under, within or emanating from the soils or groundwater of the Property.

(iii) indemnify, defense and hold the Seller Indemnitees from any Claims arising out of or relating to any Hazardous Materials employed, used, transported across or otherwise dealt with by Buyer (or investees, or persons or entities under the control of Buyer) in connection with Buyer’s use of the Property as a tenant under the Lease.

(b) The provisions of this Section 5.8 shall survive indefinitely the Closing or termination of this Agreement and shall not be merged into the Closing documents.

Section 5.9 Section 1542 Waiver. Insofar as the foregoing releases are concerned, Buyer hereby waives any and all rights and benefits which it now has, or in the future may have, by virtue of the provisions of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Buyer acknowledges that it has consulted legal counsel of its choosing with respect to the foregoing release and California Civil Code §1542 and further acknowledges that the provisions of this Sections 5.08 and 5.09 have been fully negotiated and agreed upon in light thereof.

Seller’s Initials	Buyer’s Initials

ARTICLE VI

RISK OF LOSS AND INSURANCE PROCEEDS

Section 6.1 Loss. Seller shall give Buyer notice of the occurrence prior to Closing of damage or destruction of, or the commencement of condemnation proceedings affecting, any portion of the Property. In the event that all or any portion of the Property is condemned, or destroyed or damaged by fire or other casualty prior to the Closing and the cost to repair or restore any loss or damage caused thereby is greater than $500,000, then Buyer may, at its option to be exercised within ten (10) days of Seller’s written notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement or fails to send Seller written notice within such ten (10) day period that Buyer will proceed with the purchase, then this Agreement shall terminate at the end of such ten (10) day period and the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except for those provisions which expressly survive termination of this Agreement. In the event that (a) a portion of the Property is condemned or destroyed or damaged by fire or other casualty prior to the Closing and the cost to repair or restore any loss or damage caused thereby is equal to or less than $500,000, or (b) Buyer elects within the aforesaid ten (10) day period to proceed with the purchase, then this Agreement shall not terminate and upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property (but in no event shall the amount of such credit exceed the Purchase Price). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall not be credited against the Purchase Price, but shall be assigned to Buyer at Closing. The provisions of this Section 6.1 shall survive the Closing.

ARTICLE VII

BROKERS AND EXPENSES

Section 7.1 Brokers.

(a) Seller has been represented by Marcus & Millichap and shall be responsible for any commission or other payment due to Marcus & Millichap. Seller represents and warrants that it has not been represented by any other broker in connection with this Transaction.

(b) Buyer has been represented by BT Commercial Real Estate (“BT Commercial”). Seller agrees to pay a commission to BT Commercial at Closing in an amount equal to 1.0% of the Purchase Price pursuant to a separate written Agreement between Seller and BT Commercial. Buyer represents and warrants that it has not been represented by any other broker in connection with this Transaction.

(c) Seller agrees to indemnify, defend and hold Buyer harmless from (i) any commission owing to Marcus & Millichap and (ii) the foregoing 1% commission to BT Commercial. If any other person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller with respect to the Property, then the party through whom such person makes such claim shall defend the other party (the “Broker Indemnified Party”) from such claim, and shall indemnify the Broker Indemnified Party and hold the Broker Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Broker Indemnified Party in defending against the claim. The provisions of this Section 7.1 shall survive the Closing or, if the Transaction is not consummated, any termination of this Agreement.

Section 7.2 Expenses. Except as provided in Sections 9.5 and 9.6 below, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

ARTICLE VIII

LEASE

Section 8.1 Lease. The Lease shall terminate at Closing and neither party shall have any further rights, interests, liabilities or obligations pursuant to the Lease. Any security deposit paid by Buyer to Seller pursuant to the Lease (other than the Letter of Credit (as defined below)) shall be credited to Buyer against the Purchase Price.

ARTICLE IX

CLOSING AND ESCROW

Section 9.1 Escrow Instructions. Upon the execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Holder, and this instrument shall serve as the instructions to the Escrow Holder for consummation of the Transaction contemplated hereby. The Escrow Holder shall indicate its willingness to perform its obligations hereunder by executing and returning one counterpart of this Agreement to each of Buyer and Seller. Seller and Buyer may issue such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

Section 9.2 Closing. The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Escrow Holder on the date that is the fifteenth (15th) day after the end of the Contingency Period or if such date is not a business day then upon the next ensuing business day before 1:00 p.m. local time (the “Closing Date”). Such date and time may not be extended without the prior written approval of both Seller and Buyer.

Section 9.3 Deposit of Documents.

(a) At least one (1) business day prior to the Closing Date, Seller shall deposit into Escrow the following items:

(i) the duly executed and acknowledged Deed;

(ii) two (2) duly executed counterparts of the Bill of Sale;

(iii) two (2) duly executed counterparts of the Assignment and Assumption Agreement;

(iv) an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code of 1986, as amended (the “Code”) in the form attached hereto as Exhibit “E”, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;

(v) a properly executed California Form 593-W certifying that Seller has a permanent place of business in California or is qualified to do business in California;

(vi) any owner’s statements, lien affidavits or mechanic’s lien affidavits, together with authority documents, as may be reasonably requested by the Title Company to issue the Title Policy;

(vii) a “Withholding Exemption Certificate, Form 590” pursuant to the California Revenue and Taxation Code Sections 18805 and 26131 or its equivalent stating either the amount of withholding required from Seller’s proceeds or that Seller is exempt from such requirement;

(viii) a closing certificate affirming Seller’s representations and warranties are true and correct as of the Closing Date and that all covenants required to be performed by Seller prior to the Closing Date have been performed in all material respects;

(ix) a closing statement conforming to the prorations, adjustments and other relevant provisions of this Agreement; and

(x) the original Irrevocable Letter of Credit issued to Seller as a security deposit pursuant to the Lease (the “Letter of Credit”).

(b) At least one (1) business day prior to the Closing Date, Buyer shall deposit into Escrow the following items:

(i) funds necessary to close this Transaction;

(ii) two (2) duly executed counterparts of the Bill of Sale;

(iii) two (2) duly executed counterparts of the Assignment and Assumption Agreement; and

(iv) a closing statement conforming to the prorations, adjustments and other relevant provisions of this Agreement.

(c) Buyer and Seller shall each deposit such other instruments as are reasonably required by the Escrow Holder or otherwise required to close the escrow and consummate the Transaction in accordance with the terms hereof. Buyer and Seller hereby designate the Escrow Holder as the “Reporting Person” for the Transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

Section 9.4 Closing Conditions.

(a) Buyer Closing Conditions. In addition to the other conditions enumerated in this Agreement, Buyer’s obligation to purchase the Property and close the Transaction is further conditioned upon Buyer’s satisfaction or waiver of the following conditions (the “Buyer Closing Conditions”) on or prior to the Closing Date:

(i) Seller shall have duly performed in all material respects each and every agreement to be performed by Seller hereunder and Seller’s representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if remade by Seller in a separate certificate at that time.

(ii) As of the Closing, the Title Company shall be irrevocably committed to issue the Title Policy to Buyer.

(b) Seller Closing Conditions. In addition to the other conditions enumerated in this Agreement, Seller’s obligation to sell the Property and close the Transaction is further conditioned upon Seller’s satisfaction or waiver of the following conditions (the “Seller Closing Conditions”) on or prior to the Closing Date:

(i) Buyer shall have duly performed in all material respects each and every agreement to be performed by Buyer hereunder and Buyer’s representations, warranties and covenants set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if remade by Buyer in a separate certificate at that time.

(ii) Buyer shall have delivered the items described in Section 9.3 and shall have performed in all material respects all of its other obligations hereunder required to be performed or complied with by Buyer at or prior to the Closing.

Section 9.5 Closing Costs.

(a) Seller’s Costs. Seller shall bear, and Escrow Holder shall deduct from sums otherwise payable to Seller hereunder, (a) all sales and use taxes, if any, which Seller advises Escrow Holder are required in connection with the transfer of the Property to Buyer, (b) any county documentary transfer taxes and any local documentary transfer taxes payable in connection with the transfer of the Property to Buyer, and (c) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the jurisdiction in which the Real Property is located.

(b) Buyer’s Costs.

(i) Buyer shall deposit with Escrow Holder for disbursement by Escrow Holder (a) Escrow Holder’s fee and the recording fees requested in connection with the transfer of the Property to Buyer, (b) the cost of the Title Policy obtained by Buyer, if any, and the costs associated with any endorsements to the Title Policy other than those required to be obtained by Seller to cure any Title Objection, and (c) any additional charges customarily charged to buyers in accordance with common escrow practices in the jurisdiction in which the Real Property is located.

(ii) The Buyer shall bear the costs and expenses of any due diligence investigation conducted by or for the benefit of Buyer, including the Survey and any engineering, structural or environmental reports obtained by or on behalf of Buyer pursuant to this Agreement.

Section 9.6 Prorations.

(a) With respect to the Property, Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to Closing and shall be responsible for all expenses, other than Operating Expenses (as defined in the Lease) allocable to that period; and Buyer shall be entitled to all income and responsible for all expenses allocable to the period beginning at 12:01 A.M. on the day Closing occurs. At the Closing, all items of income and expense with respect to the Property listed below shall be prorated and adjusted in accordance with the foregoing principles and the rules for the specific items set forth hereafter:

(i) Seller shall arrange for a billing under all those Contracts for which fees are based on usage, to include services used up to the Closing Date, and Seller shall pay the resultant bills. In the event any of the Contracts set forth in Schedule 2 extend over periods beyond the Closing the same shall be prorated on a per diem basis.

(ii) All prepaid Operating Expenses for any period commencing on or subsequent to the Closing Date shall be credited to Buyer at Closing. All Operating Expenses which are due but uncollected as of the Closing Date shall be paid by Buyer at Closing. If any statement for any Operating Expense is not available as of the Closing Date, the adjustment between Seller and Buyer shall be made on the basis of the amounts due from the immediately prior year or month, as applicable, and shall be subject to adjustment in cash after Closing outside of escrow within thirty (30) days after the bills for the applicable period are received. If any Operating Expense for the current or prior period is under protest, the closing adjustment shall be re-adjusted between Buyer and Seller at such time as there is a final determination on such protest.

(iii) Any prepaid rent under the Lease, including fixed rent or additional rent, for any period commencing on or subsequent to the Closing Date shall be credited to Buyer at Closing. All rents which are due but uncollected as of the Closing Date shall be paid to Seller at Closing.

(iv) All real estate, personal property and ad valorem taxes, assessments and bonds payable with respect to the Property, which are not included as an Operating Expense, shall be prorated between Seller and Buyer as of the Closing Date for the year in which the Closing is held on the basis of the statements for such amounts for such year. If any statement for the current year is not available as of the Closing Date, the proration between Seller and Buyer shall be made on the basis of the amounts due from the immediately prior year or month, as applicable, and shall be subject to adjustment in cash after Closing outside of escrow within thirty (30) days after the bills for the applicable period are received. If any tax assessment for the current or prior year is under protest, the closing tax proration shall be re-prorated between Buyer and Seller at such time as there is a final determination on such protest.

(v) Gas, water, electricity, heat, fuel, sewer and other utilities charges in the name of Seller relating to the Property shall be cancelled by Seller as of the Closing.

(b) Seller and Buyer shall, no later than three (3) business days before the Closing Date, prepare a statement containing all of the prorations and adjustments of income and expenses required hereunder, and shall prepare and deliver a final statement to the Escrow Holder no later than 5:00 p.m. PST on the business day prior to the Closing Date. Each of Buyer and Seller shall act reasonably and in good faith in preparing such statement, and Seller shall provide the backup for the items in such statement as shall be reasonably requested by Buyer. For purposes of calculating prorations and adjustments, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations and adjustments shall be made on the basis of the actual number of days of the year and month that shall have elapsed as of the Closing Date. The amount of such prorations and adjustments shall be adjusted in cash after Closing, as and when complete and accurate information becomes available. Unless otherwise stated herein, Seller and Buyer agree to make such adjustments no later than 30 days after the Closing.

(c) The provisions of this Section 9.6 shall survive the Closing.

ARTICLE X

BREACH OF AGREEMENT

Section 10.1 Seller’s Termination. Seller shall have the right to terminate this Agreement and the Escrow upon written notice to Buyer if any of the following occurs: (1) Buyer commits a material breach of this Agreement and does not cure the same to the reasonable satisfaction of Seller within three (3) business days of notice thereof from Seller; or (2) any condition precedent to Seller’s obligations to close contained in Section 9.4(b) has not been satisfied or waived by Seller in writing by the Closing Date.

Section 10.2 Seller’s Remedies; Liquidated Damages. BUYER AND SELLER AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER WHICH RESULTS IN THE FAILURE OF THE TRANSACTION TO BE CONSUMMATED, WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER’S DEFAULT OR BREACH HEREUNDER AND THE FAILURE OF ESCROW TO CLOSE IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AND SHALL NOT CONSTITUTE FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE 3275 OR 3369. THIS SECTION 10.2 SHALL NOT LIMIT SELLER’S RIGHTS TO (I) SEEK ADDITIONAL REMEDIES IN THE EVENT THAT SUCH MATERIAL DEFAULT OR BREACH IS CAUSED BY THE FRAUD, WILLFUL OR INTENTIONAL MISCONDUCT OF BUYER OR (II) RECEIVE REIMBURSEMENT FOR ITS ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT (WHICH ARE NOT LIMITED BY THIS SECTION 10.2). THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

____________________	____________________
Seller’s Initials	Buyer’s Initials

Section 10.3 Buyer’s Remedies.

(a) In the event the Transaction is not consummated because any condition precedent to Buyer’s obligation to close set forth in Section 9.4(a) has not been satisfied or waived by Buyer in writing by the Closing Date, the Deposit shall be returned to Buyer, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder except those rights and obligations which expressly survive termination of this Agreement.

(b) Notwithstanding paragraph (a) above, in the event the Transaction is not consummated on or before the Closing Date on account of a material default by Seller and does not cure the same to the reasonable satisfaction of Buyer within three (3) business days of notice thereof from Buyer, Buyer shall be entitled, as its sole remedies, to either (a) terminate this Agreement and to receive the return of the Deposit, or (b) seek specific performance of Seller’s obligation to sell the Property to Buyer, provided that any such action for specific performance shall not limit the obligations of Buyer and Seller hereunder and shall not limit the prevailing party’s right to recover its attorneys’ fees and costs as provided herein. The remedies in clauses (a) and (b) above are mutually exclusive; Buyer must elect, by written notice to Seller and Escrow Holder, which of these remedies it wishes to pursue no later than ninety days after the date scheduled for the Closing Date. If no such election is made, Buyer shall be deemed to have elected to terminate this Agreement pursuant to clause (a) above. Seller shall have no liability to Buyer under any circumstances for any consequential or punitive damages. Buyer may record a lis pendens against the Property if Buyer has timely commenced an action for specific performance in accordance with the terms of this Agreement. This Section 10.3(b) shall not limit Buyer’s right to seek additional remedies in the event that such material default is attributable to the fraud, willful or intentional misconduct of Seller

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by telefacsimile or telecopy, and such notices shall be addressed as follows:

To Buyer:	BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949
Attention: Mr. G. Eric Davis
Phone: 415-506-6307
Fax No.: 415-382-7889

With copies to:	Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor

San Francisco, CA 94105
Attention: Scott D. Berg, Esq.
Phone: 415-856-7000
Fax No.: 415-856-7100

To Seller:	Wirrulla Novato LLC
720 Las Flores Road
Livermore, CA 94550
Attention:
Phone:
Fax No.:

With a copy to:	Riddell Williams P.S.
1001 Fourth Avenue, Suite 4500
Seattle, WA 98154
Attention: Matthew Le Master
Phone: 206-624-3600
Fax No.: 206-389-1708

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be deemed delivered when actually delivered, if such delivery is in person, three (3) business days after deposit with the U.S. Postal Service, if such delivery is by certified mail, one (1) business day upon deposit with the overnight courier service, if such delivery is by an overnight courier service and marked for next day delivery, and upon transmission, if such delivery is by telefacsimile or telecopy.

Section 11.2 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, contain all of the representations, warranties and covenants made by Buyer and Seller and constitute the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

Section 11.3 Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

Section 11.4 Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements and on appeal. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

Section 11.5 Jury Trial Waiver. THE PARTIES HEREBY AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY, RELATING TO (A) THIS AGREEMENT AND/OR ANY UNDERSTANDINGS OR PRIOR DEALINGS BETWEEN THE PARTIES HERETO, OR (B) THE PROPERTY OR ANY PART THEREOF. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO ANY APPLICABLE STATE STATUTES.

____________________	____________________
Seller’s Initials	Buyer’s Initials

Section 11.6 No Merger. The obligations contained herein shall not merge with the transfer of title to the Property but shall remain in effect until fulfilled.

Section 11.7 Assignment. The terms, conditions and covenants of this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective permitted nominees, successors, beneficiaries and assigns; provided, however, no conveyance, assignment or transfer of any interest whatsoever of, in or to the Property or of this Agreement shall be made by Seller during the term of this Agreement. Buyer may assign Buyer’s rights or delegate its obligations hereunder without the prior written consent of Seller in each instance. In the event of a permitted assignment of this Agreement by Buyer, its assignee shall be deemed to be the Buyer hereunder for all purposes hereof, and shall have all rights of Buyer hereunder (including, but not limited to, the right of further assignment pursuant to the terms hereof), but the assignor shall not be released from liability hereunder.

Section 11.8 Natural Hazards Disclosure. Buyer and Seller acknowledge that Seller is required to disclose if any portion of the Land and Improvements lies within the following natural hazard areas or zones: (i) a special flood hazard area designed by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Governmental Code Section 51183.5); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (v) an earthquake fault or special studies zone (Public Resources Code Section 2621 et seq.) or (vi) a seismic hazard zone (Public Resources Code Section 2694). Before the Closing Date, Seller shall provide Buyer with a Natural Hazard Disclosure Statement (“Disclosure Statement”).

Section 11.9 Like-Kind Exchange. Seller may elect to consummate the Transaction in whole or in part as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, so long as such election does not delay the Closing hereunder. If Seller so elects, Buyer shall cooperate with Seller, executing such documents and taking such action as may be reasonably necessary in order to effectuate this Transaction as a like-kind exchange; provided, however, that (i) Buyer’s cooperation hereunder shall be without cost, expense or liability to Buyer of any kind or character, including, without limitation, any attorneys’ fees, costs or expense incurred in connection with the review or preparation of documentation in order to effectuate such like-kind exchange, and Buyer shall have no obligation to take title to any real property; (ii) Seller shall assume all risks in connection with the designation, selection and setting of terms of the purchase or sale of any exchange property; (iii) Seller shall bear all costs and expenses in connection with any such exchange transaction in excess of the costs and expenses which would have otherwise been incurred in acquiring or selling the Property by means of a straight purchase, so that the net effect to Buyer shall be materially identical to that which would have resulted had this Agreement closed on a purchase and sale; (iv) any documents to effectuate such exchange transaction are consistent with the terms and conditions contained in this Agreement; and (v) Seller shall indemnify, defend and hold Buyer harmless from any and all claims, demands, penalties, loss, causes of action, suits, risks, liability, costs or expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees) which Buyer may incur or sustain, directly or indirectly, related to or in connection with, or arising out of, the consummation of this Transaction as a like-kind exchange as contemplated hereunder.

Section 11.10 Counterparts. It is understood and agreed that this Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same agreement, even though all of the parties may not have executed the same counterpart of this Agreement. A fully executed facsimile copy of this Agreement shall be deemed an original for all relevant purposes.

Section 11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 11.12 Confidentiality. Prior to the Closing, Buyer and Seller (i) shall each maintain as confidential any and all material obtained about the other and, in the case of Buyer, about the Property, and (ii) shall not disclose such information to any third party except for disclosures required by court order or subpoena or to such party’s advisors, consultants, agents, attorneys, accountants, lenders, partners or to any governmental entity in connection with Buyer’s review of the entitlements and other approvals with respect to the Property. In addition, prior to the Closing, neither party shall issue any press release or other public announcement regarding this Transaction without first obtaining the other party’s written approval with respect to the release or announcement and the content thereof.

Section 11.13 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

Section 11.14 Authority of Buyer. Buyer represents and warrants to Seller that Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California. Buyer further represents and warrants to Seller that this

Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing (a) are or at the time of Closing will be duly authorized, executed and delivered by Buyer, (b) are or at the time of Closing will be legal, valid and binding obligations of Buyer, and (c) do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject. The foregoing representation and warranty and any and all other representations and warranties of Buyer contained herein shall survive the Closing Date.

Section 11.15 Limited Liability. The obligations of Seller are intended to be binding only on Seller and Seller’s interest in the Property and the proceeds derived therefrom, and the obligations of Seller shall not be personally binding upon, nor shall (except to the extent of interest in the Property or the proceeds derived therefrom) any resort be had to, the private properties of any of its trustees, officers, directors or shareholders, the general partners, officers, directors or shareholders thereof, or any employees or agents of Seller.

Section 11.16 Amendments. This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

Section 11.17 Business Day. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “business day” means any state or federal holiday for which financial institutions or post offices are generally closed for observance thereof in the State of California.

[Remainder of Page Intentionally Left Blank]

The parties hereto have executed this Agreement as of the date first written above.

SELLER:		WIRRULLA NOVATO LLC,
a California limited liability company

		By:	/s/ Dharmesh Bhanabhai
		Name:	Dharmesh Bhanabhai
		Its:	Secretary

	By:	/s/ G. Eric Davis
		Name:	G. Eric Davis
		Title:	Vice President, Corporate Counsel

BUYER:		BIOMARIN PHARMACEUTICAL INC.,
a Delaware corporation

		By:	/s/ G. Eric Davis
		Name:	G. Eric Davis
		Its:	Vice President, Corporate Counsel

AGREED AND ACCEPTED:

[CALIFORNIA LAND TITLE]

By:

Name:

Title:

Dated: January , 2006

Exhibits

Exhibit “A”	-	Real Property
Exhibit “B”	-	Grant Deed
Exhibit “C”	-	Bill of Sale
Exhibit “D”	-	Assignment and Assumption Agreement
Exhibit “E”	-	FIRPTA

Schedules

Schedule 1	-	List of Personal Property
Schedule 2	-	List of Contracts
Schedule 3	-	List of Due Diligence Documentation
Schedule 4	-	List of Violations
Schedule 5	-	List of Environmental Violations
Schedule 6	-	List of Pending Litigation

SCHEDULE 1

Personal Property

1

SCHEDULE 2

List of Contracts

1. Landscape Management Agreement dated March 23, 2004

1

SCHEDULE 3

Due Diligence Documentation

1

SCHEDULE 4

List of Violations

None.

1

SCHEDULE 5

List of Environmental Violations

None.

1

SCHEDULE 6

List of Pending Litigation

None.

1

EXHIBIT A

DESCRIPTION OF REAL PROPERTY

1

All that certain real property situate in the City of Novato, County of Marin, State of California, described as follows:

Lots 45, 46 and 47, as shown upon that certain map entitled “Map of Ignacio Industrial Park, Unit Two”, filed for record July 30, 1975 in Volume 16 of Maps, at page 45, Marin County Records.

2

EXHIBIT B

GRANT DEED

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Attention: Scott D. Berg, Esq.

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, WIRRULLA NOVATO LLC, a Washington limited liability company, hereby grants to BIOMARIN PHARMACEUTICAL INC., a Delaware corporation, the real property located in the City of Novato, County of Marin, State of California, described on Exhibit A attached hereto and made a part hereof.

1

Executed as of this          day of                     , 2006.

WIRRULLA NOVATO LLC, a California limited liability company
By:

Name:

Its:

2

Exhibit A to Deed

Real Property Description

All that certain real property situated in Marin County, California, described as follows:

Lots 45, 46 and 47, as shown upon that certain map entitled “Map of Ignacio Industrial Park, Unit Two”, filed for record July 30, 1975 in Volume 16 of Maps, at page 45, Marin County Records.

3

                    , 200

                         County Recorder

_________________________

                            , California

                Re:    Request That Statement of Documentary

                          Transfer Tax Not be Recorded

Dear Sir:

Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

The attached deed names                                                      , a                                 , as grantor and                                 , a                                         , as grantee.

The property being transferred and described in the attached deed is located in the City of                                     , County of                                         , State of California.

The amount of Documentary Transfer Tax due on the attached deed is $             computed on full value of the property conveyed.

4

EXHIBIT C

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged,                                                      , a                                          (“Seller”), does hereby sell, transfer, and convey to                                     , a                              (“Buyer”), any and all personal property owned by Seller and located on and used in connection with the operation of that certain real property located in the City of                     , County of                     , State of California, described on Exhibit A attached hereto and made a part hereof, as such personal property is more particularly described in the attached Schedule 1.

BUYER ACKNOWLEDGES THAT SELLER IS SELLING AND BUYER IS PURCHASING SUCH PERSONAL PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Dated this             day of                     , 2006.

SELLER:	WIRRULLA NOVATO LLC, a California limited liability company

By:

Name:

Its:

BUYER:	BIOMARIN PHARMACEUTICAL INC., a Delaware corporation

By:

Name:

Its:

1

Schedule 1 to Bill of Sale

List of Personal Property

2

Exhibit A to Bill of Sale

Real Property Description

All that certain real property situated in Marin County, California, described as follows:

3

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF CONTRACTS,

WARRANTIES AND GUARANTIES

AND OTHER INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION (the “Assignment”) dated as of                         , 200__, is between                     , a                                      (“Assignor”), and                                                  , a                                                          (“Assignee”).

A. Assignor owns certain real property and certain improvements thereon located in the City of                     , County of                     , State of California, and more particularly described in attached Exhibit A (the “Property”).

B. Assignor has entered into certain contracts which affect the Property, which contracts are described on Exhibit B attached hereto (the “Contracts”).

C. Assignor and Assignee have entered into an Agreement of Purchase and Sale dated as of                     , 200    (the “Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.

D. Assignor desires to assign to Assignee its interest in the Contracts and in certain warranties, guaranties, and intangible personal property with respect to the Property, and Assignee desires to accept the assignment thereof, on the terms and conditions below.

ACCORDINGLY, the parties hereby agree as follows:

1. As of the date on which the Property is conveyed to Assignee pursuant to the Agreement (the “Conveyance Date”), Assignor hereby assigns without recourse or warranty of enforceability all of its right, title and interest in and to the following:

(a) all of the Contracts approved by Assignee and listed on Exhibit B;

(b) any warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property; and

(c) any intangible property now owned by Assignor in connection with the Property excluding claims by Assignor, if any, arising out of matters occurring before the Conveyance Date.

2. Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all liabilities, losses, damages, claims, costs or expenses, including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”), originating prior to the Conveyance Date and arising out of Assignor’s obligations under the Contracts.

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3. Concurrently with the conveyance of Assignor’s interest in the Property to Assignee, Assignee hereby assumes all of Assignor’s obligations under the Contracts which arise as of and after the Conveyance Date and agrees to indemnify Assignor against and hold Assignor harmless from any and all Claims originating on or subsequent to the Conveyance Date and arising out of Assignor’s obligations under the Contracts.

4. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

5. This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

7. The obligations of Assignor are intended to be binding only on the property of the Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, directors or shareholders, its investment manager, the partners, officers, directors or shareholders thereof, or any employees or agents of the Assignor or the investment manager. The obligations of Assignor are subject to the limitations on liability contained in Section 5.3 of the Agreement.

Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:	WIRRULLA NOVATO LLC, a California limited liability company

By:

Name:

Its:

ASSIGNEE:	BIOMARIN PHARMACEUTICAL INC., a Delaware corporation

By:

Name:

Its:

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Exhibit A to Assignment

and Assumption of Contracts

Real Property Description

All that certain real property situated in Marin County, California, described as follows:

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Exhibit B to Assignment

and Assumption of Contracts

List of Approved Contracts

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EXHIBIT E

CERTIFICATE OF TRANSFEROR OTHER

THAN AN INDIVIDUAL

(FIRPTA Affidavit)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                             , a                                          (“Transferee”), the transferee of certain real property located in the City of                     , County of                     , State of California, that withholding of tax is not required upon the disposition of such U.S. real property interest by                                                      , a                              (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is                             ; and

3. Transferor’s office address is                                                                  .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of                     , 2006.

WIRRULLA NOVATO LLC, a California limited liability company

By:

Name:

Its:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

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